Exhibit 10.24

In connection with his hire as President, CIGNA Retirement & Investment Services in 2002, John Kim received from CIGNA:

•	a stock option award in February, 2002 with a Black-Scholes value of $1,500,000;
•

 transition awards under CIGNA’s Long-term Incentive Plan of 6,670 units to be paid in May, 2003 guaranteed at no less than $150 per unit, or $1,000,000, and 13,335 units to be paid in May, 2004 under the formula provided by the Plan, which provides a target value of $75 per unit, or $1,000,000; and

•	a signing bonus of $50,000.